UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 21, 2020 (October 19, 2020)

DMC Global Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11800 Ridge Parkway, Suite 300, Broomfield, Colorado  80021
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.05 Par Value	BOOM	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, Ruth I. Dreessen was appointed to serve on the Board of Directors (the “Board”) of DMC Global Inc. (the “Company”).

Ms. Dreessen has more than twenty five years of experience in financial leadership roles, specifically in the chemical industry. Ms. Dreessen currently serves as an Operating Partner of Sole Source Capital and Triten Energy Partners, both private equity firms where her focus is on chemicals. From 2010 to December 2018, Ms. Dreessen served as Managing Director of Lion Chemical Partners, LLC, a private equity firm focused on chemical and related industries. Prior to joining Lion Chemical Partners, Ms. Dreessen served as the Executive Vice President and Chief Financial Officer of TPC Group Inc. from 2005 to 2010. Before joining TPC Group, Ms. Dreessen served as Senior Vice President, Chief Financial Officer and Director of Westlake Chemical Corporation. She spent 21 years at J.P. Morgan Securities LLC and predecessor companies, ultimately as a Managing Director of chemicals investment banking. Ms. Dreessen currently serves on the board of directors of Gevo, Inc., a renewable technology, chemical products and advanced biofuels company, where she serves as the independent Chairman of the Board and is also a member of the Audit Committee and the Compensation Committee, as well as chair of the Nominating and Corporate Governance Committee. Ms. Dreessen received her undergraduate degree from the New College of Florida and holds a master’s degree in International Affairs from Columbia University.

The Board has appointed Ms. Dreessen to serve on the Audit Committee.

There are no family relationships between Ms. Dreessen and any officer or other director of the Company or any related party transactions involving Ms. Dreessen and the Company. There is no arrangement or understanding between Ms. Dreessen and any other person pursuant to which he was selected as a director.

On October 19, 2020, Ms. Dreessen received a grant of restricted stock awards with an aggregate grant date fair value of $60,000, computed in accordance with FASB ASC Topic 718. Ms. Dreessen will be compensated for his service as a director in accordance with the Company’s standard director compensation program.

On October 19, 2020, Yvon P. Cariou informed the Board that he does not plan to stand for reelection at the Company’s annual meeting in May 2021. Mr. Cariou’s decision to retire did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

A copy of the press release announcing Ms. Dreessen's appointment and Mr. Cariou's plan not to stand for reelection is included as Exhibit 99.1 hereto.

Item 8.01    Other Matters.

After decisions made by the Board at the October 19, 2020 meeting, the membership of the committees of the Board is as follows:

Name	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Risk Committee
David C. Aldous*	✓	✓
Andrea E. Bertone			✓	✓
Yvon Pierre Cariou				C
Robert A. Cohen		C	✓
Ruth I. Dreessen	✓
Richard P. Graff	C			✓
Michael A. Kelly	✓			✓
Kevin T. Longe				✓
Clifton Peter Rose		✓	C
C - Chair ✓ - Member * Non-Executive Chairman

Item 9.01    Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMC Global Inc.

Dated:	October 21, 2020	By:	/s/ Michelle H. Shepston
Michelle H. Shepston
Chief Legal Officer and Secretary